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                                  EXHIBIT 16(C)





May 9, 2001


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC  20549
USA

Dear Gentlemen:

We have read the statements made by NetMeasure Technology Inc. pursuant to Item 5 of Form 8-K dated May 9, 2001. We agree with the statements concerning our firm in this Form 8-K.

Yours truly,


"DAVIDSON & COMPANY"


DAVIDSON & COMPANY
Chartered Accountants







A MEMBER OF SC INTERNATIONAL

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